UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011 (May 19, 2011)

DSW Inc.
 (Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 237-7100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Annual Meeting of Shareholders

On May 19, 2011, DSW Inc. (the “Company”) held its Annual Meeting of Shareholders in Columbus, Ohio to consider and vote on the matters listed below. A total of 41,095,125 shares of the Company’s common stock were present or represented by proxy at the meeting. This represented approximately 93% of the Company’s 44,124,642 shares of common stock that were outstanding and entitled to vote at the meeting. As of the record date for the Annual Meeting, there were 16,741,975 Class A shares outstanding (one vote per share) and 27,382,667 Class B shares outstanding (eight votes per share). Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

Election of Directors

  The shareholders of the Company elected each of the director nominees nominated by the Company’s Board of Directors as Class I directors with terms expiring in 2014. The voting results were as follows:

Name of Nominee	Votes For	Votes Withheld
Carolee Friedlander	232,612,354	96,838
Harvey L. Sonnenberg	232,526,780	122,652
Allan J. Tanenbaum	231,840,625	257,058

There were no broker non-votes for each director on this proposal.

Advisory Vote on the Frequency of Voting on the Compensation of Named Executive Officers

The shareholders of the Company voted on the frequency of voting on the Compensation of Named Executive Officers. The voting results were as follows:

1 Year	2 Years	3 Years	Abstentions
232,455,626	9,777	299,100	9,291

There were no broker non-votes on this proposal.

Advisory Vote on the Compensation Paid to Named Executive Officers

The shareholders of the Company voted on the Compensation paid to Named Executive Officers. The voting results were as follows:

Votes For	Votes Against	Abstentions
232,468,188	293,751	11,855

There were no broker non-votes on this proposal.

Special Meeting of Shareholders

On May 19, 2011, DSW Inc. (the “Company”) held a Special Meeting of Shareholders in Columbus, Ohio to consider and vote on the matters listed below. A total of 41,477,887 shares of the Company’s common stock were present or represented by proxy at the meeting. This represented approximately 94% of the Company’s 44,124,642 shares of common stock that were outstanding and entitled to vote at the meeting. As of the record date for the Annual Meeting, there were 16,741,975 Class A shares outstanding (one vote per share) and 27,382,667 Class B shares outstanding (eight votes per share). Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

Adoption of the Agreement and Plan of Merger among DSW Inc., DSW MS LLC, and Retail Ventures, Inc. and approval of the issuance of DSW Class A shares and Class B shares.

The shareholders of the Company adopted the Agreement and Plan of Merger among DSW Inc., DSW MS LLC, and Retail Ventures, Inc. The voting results were as follows:

Votes For	Votes Against	Abstentions
233,132,556	16,318	7,682

There were no broker non-votes on this proposal.

In connection with this vote, the holders of approximately 82% of the Class A shares outstanding and entitled to vote that are held by unaffiliated DSW shareholders voted in favor of this proposal.

Adoption of the Amended and Restated Articles of Incorporation

The shareholders of the Company adopted the Amended and Restated Articles of Incorporation. The voting results were as follows:

Votes For	Votes Against	Abstentions
233,135,073	13,794	7,689

There were no broker non-votes on this proposal.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSW Inc.

By: /s/Douglas J. Probst
Douglas J. Probst
Executive Vice President and Chief
Financial Officer

Date: May 20, 2011